                           SECOND RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT

         SECOND RESTATED AND AMENDED EMPLOYMENT AGREEMENT, dated as of the 1st day of October, 1998, by and between TRANSMEDIA NETWORK INC., a Delaware corporation ("Transmedia"), and JAMES M. CALLAGHAN (the "Executive").

         WHEREAS, Transmedia and the Executive wish to amend and restate the Amended and Restated Employment Agreement dated as of January 20, 1997, which they previously executed;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto do mutually agree as follows:

         1. Employment. Transmedia hereby employs the Executive, and the Executive accepts such employment, upon the terms and conditions hereinafter set forth. The Executive represents and warrants that he is free to enter into this Agreement and that entering into this Agreement is not in violation of any obligations that he has to any other person, firm or corporation.

         2. Term. The term of the Executive's employment shall extend through the period ending on September 30, 2001 (the "Term"), unless earlier terminated as provided herein.

         3. Office and Duties. The Executive shall perform such executive duties and render such executive services in the operation of the business of Transmedia and its subsidiaries as Transmedia's Board of Directors and its Chief Executive Officer or President may from time to time reasonably assign to the Executive. The Executive shall hold the position of Vice President of Transmedia and President of Transmedia Restaurant Company Inc., and shall report directly to Transmedia's President or Chief Executive Officer. The Executive shall not be required to relocate from New York, New York in order to perform his duties and services hereunder. During the term of this Agreement, the Executive shall:

              (a) work for Transmedia and its subsidiaries on a full-time, exclusive basis;

              (b) use his best efforts to apply on a full-time basis all of his skill and experience to the performance of his duties in such employment; and

              (c) not engage in any other business activities, other than personal investments in corporations and other entities which do not compete directly or indirectly with Transmedia and its subsidiaries. Notwithstanding the provisions of the preceding sentence, the Executive shall be entitled, on an occasional basis, to serve as a consultant to, or on the Board of Directors of, other corporations during the term of this Agreement and to receive and retain all compensation paid to him in such capacities, so long as such other corporations do not compete directly or indirectly with Transmedia and its subsidiaries.

         4. Compensation and Benefits.

              (a) For services rendered by the Executive under this Agreement, the Executive shall be paid a base salary (the "Salary") at the rate of $335,000 per year. The Salary shall be payable in equal weekly installments.

              (b) As additional compensation, the Executive shall be eligible to receive annually a bonus of up to one-half (1/2) of his Salary during each year of the Term. The Bonus shall be payable on an annual basis within 120 days after the end of each fiscal year.

              (c) Transmedia shall, during the term of this Agreement, procure, maintain in force, and pay all premiums on an insurance policy to be issued on the life of the Executive, with his estate as beneficiary, in the face amount of Five Hundred Thousand ($500,000) Dollars. Upon the expiration of the term of this Agreement or upon the termination of the Executive's employment for any reason other than "Cause" (as defined in Section 9 hereof), Transmedia shall transfer the ownership of such policy to the Executive without any payment by the Executive whether or not he becomes disabled during the employment Term.

              (d) At all times during the Term, the Executive shall be included in any life, medical, health and hospitalization insurance, pension, stock option, stock ownership, incentive compensation and other benefit programs maintained by or for Transmedia at the date hereof; provided, however, that nothing herein shall be deemed to require Transmedia to maintain any such benefit program in force during the Term or to restrict its ability to amend the same in any fashion. Notwithstanding the previous sentence, however, if Transmedia effects any change in the health and hospitalization insurance program(s) maintained by or for it as of the effective date of this Agreement (the "Current Health and Hospitalization Insurance Programs") such that the Executive receives overall an amount of benefits or coverage that is, in the reasonable judgment of the Compensation Committee of Transmedia's Board of Directors, materially less than that which would be provided by the Current Health and Hospitalization Insurance Programs, Transmedia shall provide the Executive with cash payments sufficient to enable the Executive to purchase supplemental health and/or hospitalization insurance to replicate the lost benefits and coverage to which he is presently entitled under the Current Health and Hospitalization Insurance Programs or, if such supplemental health and/or hospitalization insurance is not available, to provide the Executive with cash payments sufficient to reimburse the Executive for all uncovered medical expenses incurred by the Executive for himself and for members of his immediate family that would have been paid under the Current Health and Hospitalization Insurance Programs. If Transmedia hereafter establishes any other benefit programs, the Executive shall be included therein at least at the same level as the other senior executives of Transmedia. In addition, in the event of the Executive's Disability (as defined below), Transmedia will pay to the Executive the following: (i) during the first six months of Disability, 100% of the Salary that would be payable to the Executive but for such Disability; (ii) thereafter, and until the end of the Term, 75% of such Salary; and (iii) a bonus for the period(s) provided in the next sentence. The Executive shall receive a bonus for the entire fiscal year (in an amount equal to one-half (1/2) of his Salary for the fiscal year) ending on any applicable September 30, if said September 30 occurs during the first six months of Disability; in all other instances, the Executive shall receive a portion of the Bonus for an entire year determined by multiplying the bonus for the entire fiscal year (which it shall be assumed, for computational purposes, would have been one-half (1/2) of his Salary for the fiscal year) by a fraction, the numerator of which is the total number of months starting with October lst and ending upon the conclusion of said six months of Disability and the denominator of which is 12. For purposes of this sub-paragraph (d), all calculations shall be made on the basis of full and not partial months. For the purposes hereof "Disability" shall mean a physical or mental impairment of such duration and degree that the Executive is determined by the Board of Directors of Transmedia to be substantially unable because of the impairment to perform the services described in Section 3.

              (e) Transmedia agrees to provide the Executive with a One Thousand Dollar ($1,000) monthly automobile allowance.

              (f) Transmedia may provide to the Executive such additional compensation, bonuses, and benefits as its Board of Directors deems appropriate, but nothing herein shall obligate Transmedia to do so.

         5. Vacation. The Executive shall be entitled to take four (4) weeks paid vacation during each twelve-month period of his employment hereunder on a basis consistent with the requirements of the business of Transmedia and its subsidiaries and in accordance with Transmedia's customary practice for senior executives.

         6. Reimbursement of Expenses. During the term of this Agreement, the Executive shall be reimbursed for reasonable travel, entertainment and other expenses incident to the rendering of services hereunder, upon presentation of expense statements or vouchers or such other supporting information as Transmedia may customarily require of its senior executives.

         7. Restrictions

              (a) The Executive acknowledges that the business of Transmedia is potentially nationwide in scope, and that it expects to be marketing its products and services throughout a wider geographical area than that in which it presently operates. Accordingly, during the Restricted Period (as defined below), the Executive shall not, unless acting with Transmedia's prior written consent: (i) directly or indirectly own, manage, operate, join, or control, or participate in the ownership, management, operations or control of, or be connected as a director, officer, employee, partner, stockholder, consultant or otherwise with, any business or organization located in or doing business in the Restricted Area (as defined below) which competes with the business of Transmedia and its subsidiaries, licensees or franchisees as conducted at any time during the term hereof; or (ii) interfere with, or divert or attempt to divert from them the benefits of, any relationship with employees, agents, suppliers, restaurant clients, membership card holders or other customers maintained by Transmedia and its subsidiaries at any time during the Restricted Period. However, if the Executive's employment hereunder is terminated without "Cause" (as defined in Section 9 hereof) and the Executive does not receive after such termination a severance payment in accordance with Transmedia's Severance Pay Plan, then the provisions of this Section 7(a) shall cease, upon such termination. For the purposes of this Agreement, (i) "Restricted Period" means the twenty-four-month period commencing upon the earlier of (x) the termination of the Executive's employment with Transmedia prior to the expiration hereof, either voluntarily by the Executive or by Transmedia for "cause"; or (y) the expiration of this Agreement after its stated term; and (ii) "Restricted Area" means any geographical market in or with respect to which Transmedia, within twelve months prior to the commencement of the Restricted Period, is then operating or has taken significant affirmative steps to commence operations. Nothing in this Section 7(a) shall be construed to prevent the Executive from owning or dealing in any stock actively traded over-the-counter or on any recognized exchange and issued by a corporation which may compete directly or indirectly with Transmedia and its subsidiaries so long as the Executive does not participate in the management, control, or operations of any such corporation and the Executive's holdings do not at any time exceed Five Percent (5%) of the outstanding shares of any class of stock of such corporation.

              (b) The Executive agrees that all confidential and proprietary information or data which he may now have or may obtain during his employment relating in any way to the business, plans, programs, financial or operating results, projections or budgets of Transmedia and its subsidiaries shall not be disclosed to any other person, either during or after the termination of his employment, unless Transmedia has given its prior consent to such disclosure or such disclosure is a necessary incident to transactions which the Executive is pursuing in accordance with duties assigns to him by Transmedia's Board of Directors or its chief executive officer. The Executive shall promptly return all tangible evidence of such confidential and proprietary matters to Transmedia at the termination of his employment or upon Transmedia's earlier request.

              (c) During the Restricted Period, the Executive shall not, on behalf of himself or any business with which he may be associated, offer employment or a consultancy position (or assist any other person in offering an employment or a consultancy position) to any person who is an employee or a consultant of Transmedia or any of its subsidiaries (including, for this purpose, Frank Schmeyer). However, if the Executive's employment hereunder is terminated without "Cause" (as defined in Section 9 hereof) and the Executive does not receive after such termination a severance payment in accordance with Transmedia's Severance Pay Plan, then the provisions of this Section 7(c) shall cease, upon such termination.

              (d) The Executive acknowledges that the remedy at law for his breach of the covenants contained in this Section 7 is inadequate, and that therefore Transmedia and its subsidiaries shall be entitled, in addition to any other right or remedy available to them, to injunctive relief and the remedy of specific performance to restrain the Executive from committing or continuing any such breach and to enforce the Executive's obligations hereunder.

              (e) If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the provisions of this Section 7, because individually or taken together, they are deemed unreasonable, then the parties hereto understand and agree that any such provision or provisions shall not be void but for the purpose of such proceedings, shall be revised to the extent necessary to permit the enforcement of such provisions.

         8. Ownership of Work Product. The Executive acknowledges that during his employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether or not patentable or copyrightable, which relate to the business of Transmedia and its subsidiaries (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities appropriate for Transmedia and its subsidiaries may be presented to him by reason of his employment. The Executive acknowledges that, unless Transmedia otherwise agrees in writing, all of the foregoing shall be owned by and belong exclusively to Transmedia, and he shall have no personal interest therein. The Executive, at Transmedia's expense, shall further: (a) promptly disclose any such Work Product and business opportunities to Transmedia; (b) assign to Transmedia, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and

(d) give testimony in support of his discovery invention, or creation in any appropriate case.

         9. Termination.

              (a) Notwithstanding anything contained herein to the contrary, the Executive's employment hereunder: (i) shall automatically terminate upon the Executive's death; (ii) may be terminated by the Executive if he is required to relocate from New York, New York in order to perform his duties and services hereunder; and (iii) may be terminated by Transmedia's Board of Directors for "Cause" (as hereinafter defined) upon 60 days' prior written notice of termination, subject to the Executive's right to cure certain breaches constituting Cause, as provided below. For the purposes of this Agreement, termination shall be deemed to be for Cause if: (A) the Executive is convicted of a felony; (B) the Executive declares personal bankruptcy pursuant to any applicable law; (C) the Executive commits an act of fraud of a material nature with respect to Transmedia or misappropriates any of its funds; or (D) the Executive willfully and repeatedly refuses to perform his duties pursuant to this Agreement, or directly and repeatedly breaches any covenants contained herein. The written notice of termination shall set forth with specificity the reason for such termination. If the reason for such termination is the Executive's wilful and repeated refusal to perform his duties hereunder or his direct and repeated breach of any covenants contained herein, the Executive shall have the right, within 30 days of his receipt of such notice, to notify the Board of Directors of his intention to cure such breach. On or within 10 days before the effective date of termination, the Board of Directors shall meet to determine whether such breach has been effectively cured and, upon the majority vote of the Directors (not including the Executive) that it has been cured, the notice of termination shall be deemed ineffective. The Executive shall be entitled to be represented at such meeting by counsel. On the effective date of termination, except for the reimbursement of expenses incurred to such date, the Executive shall cease to have any further rights hereunder but shall be subject to all restrictions set forth elsewhere herein.

              (b) Except where the Executive has exercised his right to attempt to cure pursuant to the preceding subsection, the Executive may, within 15 days following delivery of a notice of termination for Cause, by written notice to the Board of Directors of Transmedia, cause the matter of termination for Cause by Transmedia to be discussed at the next regularly scheduled meeting of the Board of Directors or at a special meeting of the Board of Directors requested by majority of its members. The Executive shall be entitled to be represented at such meeting by counsel. Such meeting shall be conducted according to procedures deemed equitable by a majority of the Directors present. If at such meeting, it shall be determined that this Agreement has been terminated without Cause, or that such Cause shall be waived, the provisions of this Agreement shall be reinstated with the same force and effect as if the notice of termination had not been given; and the Executive shall be entitled to receive the compensation and other benefits provided herein for the period from the effective date of the notice of termination through the date of such reinstatement, plus all reasonable costs of his counsel, as approved by the Board of Directors of Transmedia. Except as provided in the first sentence of this subsection (b), neither the Executive's election to pursue or forego the procedures set forth in this subsection (b), nor a determination by the Board of Directors, at any meeting pursuant to this subsection, that the Executive's employment hereunder was terminated for Cause, shall prejudice or preclude the exercise any other right or remedy which the Executive may have at law or otherwise as a result of the termination of his employment hereunder.

              (c) If, at any time within nine months following the occurrence (after the date hereof) of a "Change in Control" (as defined in Transmedia's 1996 Long-Term Incentive Plan), there shall be a substantial reduction in the executive duties and services which the Executive has theretofore been required to perform hereunder or the Executive is required to relocate from New York, New York in order to perform his duties and services hereunder, the Executive shall have the right, upon thirty (30) days' notice to Transmedia, to cease further performance of any services and duties hereunder and to receive the payment described in Section 9(d) hereof.

              (d) In the event that the Executive's employment is terminated by the Company without "Cause" (as defined in Section 9 hereof) or by the Executive pursuant to Section 9(a)(ii) or Section 9(c) hereof, (i) he shall receive the greater of (A) his Salary (together with any bonus to which he previously became entitled) for the balance of the Term, and (B) the severance payment to which he would be entitled under Transmedia's Severance Pay Plan (assuming, solely for the purposes hereof, that any reduction in executive duties and services or required relocation following a "Change in Control" constitutes a termination of the Executive's employment initiated by the Company within the meaning of such
Plan); and (ii) all unvested stock options theretofore granted the Executive shall vest upon such termination and be thereafter exercisable in accordance with the terms of Transmedia's 1996 Long-Term Incentive Plan. The payment of such Salary or the making of such severance payment and the vesting of any such stock options shall be conditioned upon the Executive's prompt execution and delivery to Transmedia of a Release in the form of Exhibit A hereto. The receipt of any such Salary or severance payment and the vesting of such stock options shall be in full satisfaction of any amount otherwise due the Executive under Transmedia's Severance Pay Plan.

         10. Change of Control. The Executive acknowledges that Transmedia is under no obligation to maintain its Severance Pay Plan in force during the Term or to maintain him as an "eligible employee" thereunder during the Term.

         11. Notices. Any Notices to be given hereunder shall be deemed to have been given if delivered personally against receipt, if sent by nationally recognized overnight delivery service, of if mailed by registered or certified mail, return receipt requested, to the following address: if to Transmedia, at 11900 Biscayne Boulevard, North Miami, Florida 33181, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, to the attention of Stephen P. Farrell, Esq.; and if to the Executive, at 750 Lexington Avenue, New York, New York 10022. Either party may change his or its address set forth above by giving written notice to the other party in accordance with this Section.

         12. Release. Concurrently with his execution of this Agreement and upon the termination of the Executive's employment hereunder, and as a condition of his receipt of any further payments or benefits from Transmedia after any such termination, the Executive shall execute and deliver to Transmedia a release in the form of Exhibit A hereto.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         14. Captions. The captions of the sections of this Agreement are for the purpose of convenience only, are not intended to be part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of its provisions.

         15. Severability. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect any other clause or provision hereof in any jurisdiction.

         16. Binding Effect; Assignment. This Agreement shall bind and inure to the benefit of the respective heirs, representatives, successors and permitted assignees of Transmedia and the Executive. Transmedia may assign this Agreement or any of its rights and obligations hereunder to (i) any transferee of or successor to all or substantially all of the assets of business of Transmedia and its subsidiaries or (ii) any subsidiary or affiliate of Transmedia; provided, however, that no such assignment shall release Transmedia from its obligations hereunder. The Executive may not assign this Agreement or any of his rights and obligations hereunder under any circumstances.

         17. Miscellaneous. This Agreement embodies the entire understanding between Transmedia and the Executive with respect to its subject matter, and there is no extrinsic agreement of any kind affecting it. This Agreement also supersedes and replaces any prior agreement with respect to the subject matter of this Agreement. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by the party against whom the same is sought to be enforced.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              TRANSMEDIA NETWORK INC.

                                              By:
                                                  ----------------------------
                                                       F. Philip Handy
                                                       Chairman of the Board

                                                  ----------------------------
                                                       James M. Callaghan

                                                                      Exhibit A
                                                                      ---------

                                     RELEASE
                                     -------

         For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the undersigned, JAMES M. CALLAGHAN, hereby WAIVES, RELEASES AND COVENANTS NOT TO SUE Transmedia Network Inc. (the "Company"), a Delaware corporation, and the Releasees (as defined below) with respect to, and IRREVOCABLY AND UNCONDITIONALLY RELEASES, REMISES AND FOREVER DISCHARGES the Company and the Releasees from, any and all claims, agreements, promises, liabilities, rights, demands and causes of action of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed which he or his heirs, executors, administrators, successors or assigns ever had or now have against the Company or the Releasees and its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns; and its and their past, present and future stockholders, directors, officers, agents, representatives and employees (collectively, the "Releasees"), for, upon, or by reason of any matter, cause or thing whatsoever occurring on or prior to the date of this Release, including, without limitation, any and all claims arising out of or relating to his employment, compensation and benefits with the Company, and/or the termination thereof, and claims for costs, expenses and attorneys' fees, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS AND RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE AMERICANS WITH DISABILITIES ACT, AS AMENDED; THE EMPLOYEE RETIREMENT INCOME

SECURITY ACT, AS AMENDED; THE NEW YORK STATE EXECUTIVE LAW, AS AMENDED; THE FLORIDA STATE CIVIL RIGHTS ACT OF 1992; AND THE DADE COUNTY, FLORIDA EQUAL OPPORTUNITY ORDINANCE, except for (1) claims under the Second Amended and Restated Agreement (the "Employment Agreement"), dated as of October 1, 1998, between the Company and the undersigned and, to the extent applicable pursuant to the Employment Agreement, claims under the Company's Severance Pay Plan, (2) claims for salary, bonus and other benefits due the Executive for services rendered in Transmedia's 1998 fiscal year, (3) claims for indemnification, contribution or reimbursement of expenses to which the undersigned may be entitled as a director, officer and employee of the Company and its predecessors and its subsidiaries, (4) options and rights to purchase Common Stock of the Company which were heretofore granted to the undersigned and which are vested or become vested in accordance with their terms (the "Stock Options") or the terms of the Employment Agreement, and (5) retirement and medical insurance benefits to which he is entitled as an employee of the Company. The undersigned understands and agrees that other than as set forth above, he will not receive any compensation, payments or benefits of any kind from the Company or the Releasees and he expressly acknowledges and agrees that he is not entitled and has no right to any such additional compensation, payment or benefit.

This Release may be specifically enforced in Court and may be used as evidence in any proceeding in which any of the parties allege a breach hereof. In the event any proceeding is brought to interpret, enforce or obtain relief from a breach of this Release, the prevailing party shall recover all such party's costs, expenses and attorneys' fees incurred in each and every such proceeding, including any and all appeals therefrom.

This Release shall be subject to, governed by and interpreted in accordance with the laws of the State of New York. The federal and state courts of New York shall have exclusive jurisdiction to resolve any dispute concerning this Release and both parties hereby agree to submit to the jurisdiction of such courts for such purpose. This Release, the Employment Agreement and the Stock Options contain the entire agreement between the parties and supersede and terminate any and all previous agreements between them, whether written or oral, with respect to the subject matter thereof, except for agreements for non-competition, confidentiality, trade secrets, and the like, which shall remain in full force and effect in accordance with their terms. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release, the Employment Agreement and the Stock Options. This Release may not be changed orally. In the event any provision of this Release shall be held to be unenforceable, the remaining portions shall remain in full force and effect. This Release shall be binding upon the undersigned and his heirs, administrators, representatives, executors, and assigns. The undersigned agrees that by retaining the payment provided in the Employment Agreement, he will have ratified this Release and therefore may not later renounce it.

If this Release is acceptable to the undersigned, he should indicate his agreement by signing and dating this Release in the space provided below and returning the signed Release to the Company within 21 days of his receipt of this Release. THE UNDERSIGNED WILL THEN BE PERMITTED TO REVOKE THIS RELEASE AT ANY TIME DURING THE PERIOD OF SEVEN DAYS IMMEDIATELY AFTER HE SIGNS THIS RELEASE. THIS RELEASE WILL NOT BE EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT HIS HAVING EXERCISED HIS RIGHT OF REVOCATION. In the event he fails to execute and return this Release on a timely basis, or he execute and then elects to revoke this Release, this Release will be of no further force and effect, and neither he nor the Company will have any further rights or obligations under this Release.

BY SIGNING THIS RELEASE, HE ACKNOWLEDGES AND AFFIRMS THAT HE IS COMPETENT, THAT HE WAS AFFORDED A SUFFICIENT TIME PERIOD TO REVIEW AND CONSIDER THIS RELEASE, THAT HE WAS ADVISED TO CONSULT AN ATTORNEY OF HIS CHOICE, THAT HE HAS READ AND UNDERSTANDS AND ACCEPTS THIS RELEASE, AS FULLY AND FINALLY WAIVING AND RELEASING ANY AND ALL CLAIMS AND RIGHTS WHICH HE MAY HAVE AGAINST THE COMPANY AND RELEASEES, THAT NO PROMISES OR INDUCEMENTS HAVE BEEN MADE TO HIM EXCEPT AS SET FORTH IN THIS RELEASE, THE EMPLOYMENT AGREEMENT AND THE STOCK OPTIONS, AND THAT HE HAS SIGNED THIS RELEASE, FREELY, KNOWINGLY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

         IN WITNESS WHEREOF, I have signed and sealed this Agreement
this     day of         , .


-------------------------                            -----------------------
James M. Callaghan                                   (Print Witness Name)

-------------------------                            -----------------------
(Employee Signature)                                 (Witness Signature)